Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement Nos. 333-123089, 333-123079, 333-112171, 333-153276, and 333-49344 on Form S-8; Registration Statement No. 333-125855 on Form S-3D; and Registration Statement No. 333-179575 on Form S-3, of Provident New York Bancorp, of our report dated March 20, 2012, relating to the financial statements of Gotham Bank of New York, included in the current report of Provident New York Bancorp on Form 8-K dated August 16, 2012.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Livingston, New Jersey

August 16, 2012